Exhibit 2.1

SHARE CONTRIBUTION AND EXCHANGE AGREEMENT

This Share Contribution and Exchange Agreement (this “Agreement”) is made as of March 30, 2026 by and among Hemab ApS, company registration no. 40 83 75 90 (the “Company”), Hemab Therapeutics Holdings, Inc., a Delaware corporation (“Parent”) and each of the holders of Company Shares (as defined below) listed on Schedule I attached hereto (each a “Holder”) (each of the Company, Parent and each Holder herein collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Holders collectively own all of the issued and outstanding (i) ordinary shares of the Company, nominally DKK 43,000 (the “Company Ordinary Shares”) and (ii) Preferred Seed Shares of the Company, nominally DKK 23,343 (the “Company Preferred Seed Shares”), Series A Preference Shares of the Company, nominally DKK 225,866 (the “Company Preferred A Shares”), Series B Preference Shares of the Company, nominally DKK 442,205 (the “Company Preferred B Shares”) and Series C Preference Shares of the Company, nominally DKK 512,991 (the “Company Preferred C Shares”, and each of the Company Preferred Seed Shares, the Company Preferred A Shares, the Company Preferred B Shares and the Company Preferred C Shares, collectively, the “Company Preference Shares”, and together with the Company Ordinary Shares, the “Company Shares”), in each case, having the benefits and privileges set forth in the articles of association of the Company (the “Articles”);

WHEREAS, the Company has issued certain warrants to subscribe for new Company Ordinary Shares as set forth on Schedule II (the “Company Warrants”) on the terms and conditions set forth in the Articles and in Appendices 3.8, 3.14 and 3.15 to the Articles;

WHEREAS, each of the Holders desires to contribute to Parent, and Parent desires to accept from each such Holder, the number and class of Company Shares owned by such Holder, as set forth on Schedule I attached hereto, in exchange for an issuance by Parent to such Holder of (i) in respect of the Company Ordinary Shares, such number of shares of common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) as is set forth on Schedule I and (ii) in respect of the Company Preference Shares, such number of shares of the applicable series of preferred stock of Parent (the “Parent Preferred Stock,” and together with the Parent Common Stock, the “Parent Stock”) as set forth on Schedule I attached hereto;

WHEREAS, in connection with such exchange of Company Shares for Parent Stock, the outstanding Company Warrants, as set forth on Schedule II attached hereto, shall be assumed by Parent in their entirety and converted into warrants with a right to purchase Parent Common Stock, as further described in Section 3.1(a) herein;

WHEREAS, as a condition to and in connection with the exchange of Company Shares for Parent Stock and the assumption of the Company Warrants by Parent contemplated by this Agreement, Parent and the Holders desire to (i) enter into the Transaction Agreements (as defined below) in respect of the shares of Parent Common Stock and Parent Preferred Stock, (ii) terminate the Shareholders Agreement, dated October 23, 2025, by and among the Company and the Holders and all schedules and appendices thereto (the “Company Shareholders’ Agreement”), and (iii) terminate the Investment Agreement, dated October 23, 2025, by and among the Company and certain of the Holders (the “Company Investment Agreement”); and

WHEREAS, the Parties desire for U.S. federal income tax purposes that this Agreement constitutes a “plan of reorganization” for purposes of Sections 368, 354 and 361 of the United States Internal Revenue Code of 1986, as amended (the “Code”) and that the Company and Parent be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, for and in consideration of the promises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

THE CONTRIBUTION AND EXCHANGE

1.1 Contribution and Exchange of Company Shares.

(a) Contribution. Contemporaneously with the execution and delivery of this Agreement (the “Effective Date”), each Holder of Company Shares shall contribute, transfer, grant, assign and deliver to Parent all of its right, title and interest in and to all Company Shares owned by such Holder (the “Contribution”), as set forth on Schedule I attached hereto (the “Contributed Shares”), free and clear of all liens, charges, claims, encumbrances or other restrictions of any kind (“Liens”), other than restrictions under applicable securities laws and restrictions set forth in the Articles.

(b) Exchange. In exchange for (i) each Company Ordinary Share contributed by a Holder, on the Effective Date, the Parent shall issue to such Holder one share of Parent Common Stock, (ii) each Company Preferred Seed Share contributed by a Holder, Parent shall issue to such Holder one share of Series Seed preferred stock, par value $0.0001 per share, of Parent (the “Parent Series Seed Stock”), (iii) each Company Preferred A Share contributed by a Holder, Parent shall issue to such Holder one share of Series A preferred stock, par value $0.0001 per share, of Parent (the “Parent Series A Stock”), (iv) each Company Preferred B Share contributed by a Holder, Parent shall issue to such Holder one share of Series B preferred stock, par value $0.0001 per share, of Parent (the “Parent Series B Stock”) and (v) each Company Preferred C Share contributed by a Holder, Parent shall issue to such Holder one share of Series C preferred stock, par value $0.0001 per share, of Parent (the “Parent Series C Stock”), in each case, having the rights, preferences and privileges set forth in Parent’s Amended and Restated Certificate of Incorporation to be filed on or before the Effective Date (the “Restated Certificate”), substantially in the form set forth in Exhibit A.

1.2 Closing Deliverables.

(a) Deliverables by the Holders. In order to effectuate the contributions and exchanges described in Section 1.1 of this Agreement, contemporaneously with the execution and delivery of this Agreement, each Holder shall execute, deliver and enter into (i) an Investors’ Rights Agreement with respect to the Parent Stock held thereby after giving effect to this

Agreement, in substantially the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), (ii) a Voting Agreement in substantially the form attached hereto as Exhibit C (the “Voting Agreement”), and (iii) a Right of First Refusal and Co-Sale Agreement in substantially the form attached hereto as Exhibit D (the “ROFR and Co-Sale Agreement”, and together with the Investors’ Rights Agreement and the Voting Agreement, “Transaction Agreements”), in each case to be effective as of the Effective Date. By entering into this Agreement, and provided that it has not been terminated in accordance with Section 4.3 hereof, the Holders consent to, and direct, the board of directors of the Company to update the Company’s share register with the Parent as holder of all the Company’s shares as of the Effective Date.

(b) Deliverables by Parent. In order to effectuate the contributions and exchanges described in Section 1.1 of this Agreement, Parent shall deliver or cause to be delivered (x) on the Effective Date, (i) the Investors’ Rights Agreement executed by Parent, (ii) the Voting Agreement executed by Parent, and (iii) the ROFR and Co-Sale Agreement executed by Parent, and (y) as soon as practicable following the Effective Date, to each Holder, a physical or electronic stock certificate in the name of such Holder for the number of fully paid and non-assessable shares of Parent Common Stock, Parent Series Seed Stock, Parent Series A Stock, Parent Series B Stock or Parent Series C Stock, as applicable, to be issued to such Holder in accordance with the terms and conditions set forth in this Agreement.

(c) Further Action. Each Holder, from time to time as and when requested by Parent or the Company, but in each case subject to the other provisions of this Agreement shall execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions, after the date hereof, as may be reasonably required to carry out the provisions of this Agreement and give effect to the Contribution and the other transactions contemplated by this Agreement.

1.3 Miscellaneous.

(a) No Further Ownership Rights in Company Shares. All shares of Parent Stock issued pursuant to this Agreement will be deemed to have been issued in full satisfaction of all rights pertaining to Company Shares exchanged therefor.

(b) Limitation of Liability. The Company and each Holder agree that the aggregate liability of each Holder and its respective officers, directors, affiliates, employees and agents, for any and all claims, losses, costs or damages, including attorneys’ and accountants’ fees and expenses and costs of any nature whatsoever or claims or expenses resulting from or in any way related to such Holder’s breach of this Agreement or the Transaction Agreements shall be several and not joint and shall not exceed the total pro rata invested amount actually paid to the Company by such Holder for any shares of capital stock of the Company, except in case of willful misconduct or fraud by such Holder, in which case the liability shall not be limited.

(c) Right to Conduct Activities. Each of Parent and the Company hereby agrees and acknowledges that each Holder of Company Preference Shares other than Wandall Holding ApS (each such Holder together with its affiliates, a “Professional Investment Organization”) is a professional investment organization, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s or Parent’s business (as currently conducted or as currently proposed to be conducted). Nothing in this Agreement shall preclude or in any way restrict any Professional Investment Organization from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services that compete with those of the Company or Parent (as currently conducted or as currently proposed to be conducted); and the Company and Parent hereby agree that, to the extent permitted under applicable law, no Professional Investment Organization shall be liable to the Company or to Parent for any claim arising out of, or based upon, (i) the investment by such Professional Investment Organization in any entity competitive with the Company or Parent, or (ii) actions taken by any partner, officer, employee or other representative of such Professional Investment Organization to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company or Parent; provided, however, that the foregoing shall not contravene the confidentiality obligations in Section 3.5 or otherwise in the Investors’ Rights Agreement or relieve any director or officer of the Company or of Parent from any liability associated with such person’s fiduciary duties to the Company or to Parent. This Section 1.3(c) may not be amended or waived in a manner adverse to each Professional Investment Organization without such Professional Investment Organization’s written consent.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company represents and warrants, to the extent legally permissible, to Parent and to each of the Holders as follows:

(a) Due Organization. The Company (i) is duly organized and validly existing under Danish law, (ii) is duly authorized to conduct its business and is in good standing under Danish law, and (iii) has the requisite power and authority necessary to own or lease its properties and to carry on its businesses as currently conducted. There is no pending or, to the Company’s knowledge, threatened action or other proceeding for its dissolution, liquidation, insolvency or restructuring.

(b) Authorization; Enforceability. The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is, to the extent legally permissible, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting the Company or its assets, or by general principles of equity.

(c) No Violation; Breach etc. The execution and delivery by the Company of this Agreement and the fulfillment by the Company of the terms hereof will not conflict with, violate or result in a breach of any judgment decree or order of any court or governmental body, or, subject to Section 2.1(b), applicable law or the Articles or any other material agreement to which Company or any of its subsidiaries is a party.

(d) No consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any governmental authority on the part of the Company is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) CFIUS. The Company does not engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.

2.2 Representations and Warranties of Parent. Parent represents and warrants to the Company and to each of the Holders as follows:

(a) Due Organization. Parent (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, and (iii) has the requisite corporate power and authority necessary to carry on its businesses as currently conducted. There is no pending or, to Parent’s knowledge, threatened action or other proceeding for its dissolution, liquidation, insolvency or restructuring.

(b) Authorization; Enforceability. Parent has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent of this Agreement and each of the other Transaction Agreements has been duly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and is the legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting Parent or its assets, or by general principles of equity.

(c) No Violation; Breach etc. The execution and delivery by Parent of this Agreement and the other Transaction Agreements and the fulfillment by Parent of the terms hereof and thereof will not conflict with, violate or result in a breach of any judgment decree or order of any court or governmental body, or applicable law or the organizational documents of Parent or any other material agreement to which Parent is a party.

(d) No consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any governmental authority on the part of Parent is required in connection with the execution and delivery of this Agreement or the Transaction Agreements and the consummation of the transactions contemplated hereby, except for the filing of the Restated Certificate.

(e) Issuance of Shares of Parent Stock. Upon issuance, all of the shares of Parent Stock to be issued pursuant to this Agreement, will have been duly authorized and validly issued, and shall be fully paid and nonassessable and free and clear of all Liens, other than restrictions under applicable securities laws and set forth in the Restated Certificate, the Parent’s Bylaws or the Transaction Agreements. As of the Effective Date, the shares of Parent Stock issued pursuant to this Agreement will constitute all of the issued and outstanding shares of capital stock of the Parent.

(f) No options, warrants etc. Except for any Company Warrants assumed in accordance with Section 3.1 of this Agreement, there are, and will as of the Effective Date be, no outstanding options, warrants, equity securities, calls, rights, convertible securities, commitments or agreements of any character by which the Parent is bound obligating the Parent to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests to any person.

2.3 Representations and Warranties of the Holders. Each Holder represents and warrants to the Company, Parent and each of the other Holders as follows:

(a) Authority. Such Holder has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery, and performance by such Holder of this Agreement has been duly authorized by all necessary action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder and is the legal, valid and binding obligation of Holder enforceable against Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, receivership, conservatorship, reorganization, liquidation, moratorium, or similar events affecting such Holder or its assets, or by general principles of equity.

(b) Ownership of Company Shares. Such Holder is the record and beneficial owner of Company Shares set forth opposite such Holder’s name on Schedule I attached hereto, in each case free and clear of all Liens, other than restrictions under applicable securities laws and restrictions set forth in the Articles or in the Company Shareholders’ Agreement. Except for the Company Shares set forth opposite such Holder’s name on Schedule I attached hereto, such Holder is not the record or beneficial owner of any shares of capital stock of the Company. Upon the contribution by such Holder of Company Shares set forth opposite such Holder’s name on Schedule I attached hereto, Parent will acquire good, marketable and unencumbered title thereto, free and clear of all Liens, other than restrictions under applicable securities laws and restrictions set forth in the Articles.

(c) No Violation; Breach etc. The execution and delivery by such Holder of this Agreement and the other Transaction Agreements and the fulfillment by the Holder of the terms hereof and thereof will not conflict with, violate or result in a breach of any judgment decree or order of any court or governmental body, or applicable law or the organizational documents of such Holder (as applicable) or any other material agreement to which such Holder is a party.

(d) No consent. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any governmental authority on the part of such Holder is required in connection with the execution and delivery of this Agreement or the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby.

(e) No options, warrants etc. Except as set forth in this Agreement and the Company Shareholders’ Agreement, there are no other options, warrants, equity securities, calls, rights, commitments or agreements of any character to which such Holder is a party or by which the Company is bound obligating the Company to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests to such Holder.

(f) Investment Representations.

(i) Such Holder is acquiring Parent Stock for its own account with the intention of holding such securities for investment purposes, and such Holder has no intention of selling such securities in a public distribution in violation of federal securities laws or any applicable state securities laws.

(ii) Such Holder is able to bear the economic risk and lack of liquidity of an investment in Parent Stock for an indefinite period of time. Such Holder is aware that transfers of Parent Stock may not be possible because (i) such transfer is subject to contractual restrictions on transfer as set forth in the Transaction Agreements, and (ii) the shares of Parent Stock have not been registered under the securities laws of any jurisdiction and, therefore, cannot be sold unless subsequently registered under such applicable securities laws or an exemption from such registration is available.

(iii) Such Holder has obtained, to the extent such Holder deems it necessary, such Holder’s own personal professional advice with respect to the tax consequences of receiving, and the risks inherent in an investment in, Parent Stock, and the suitability of an investment in Parent Stock in light of such Holder’s financial condition and investment needs.

(iv) Such Holder has had an opportunity to ask questions and receive answers from Company and Parent concerning their business, management, financial affairs and the terms and conditions of the contribution and exchange of the Contributed Shares and has had full access to such other information concerning Company and Parent as it has requested for purposes of making its investment decision.

(v) Such Holder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

(vi) Such Holder understands that the shares of Parent Stock and any securities issued in respect of or in exchange for the shares of Parent Stock, may be notated with the following legend, any legend set forth in, or required by, the other Transaction Agreements and any legend required by the securities laws of any state or jurisdiction to the extent such laws are applicable to such shares of Parent Stock:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

ARTICLE III

ADDITIONAL AGREEMENTS

3.1 Agreements with Respect to Company Warrants.

(a) Assumption of Company Warrants. At and as of the Effective Date, each Company Warrant that remains outstanding immediately prior to the Effective Date (as set out in Schedule II) shall be assumed by the Parent (each such warrant as assumed by the Parent, a “Parent Warrant”) and shall be converted into a warrant to purchase Parent Common Stock, on the same terms and conditions, and representing the same value, as were applicable to such Company Warrant, including that the Parent Warrant shall be with respect to the same number of shares, and at the exercise price per share, as were applicable to the Company Warrant, as further set forth on Schedule II. The assumption of the Company Warrants by Parent shall and is intended to comply with Sections 409A and 424 of the Code.

(b) Reservation of Shares. Following the Effective Date, Parent shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Parent Warrants as are then subject to the Parent Warrants.

3.2 Agreements with respect to Company Shareholders’ Agreement.

(a) Consent to Transfer; Waiver of Provisions. To the extent that the contribution of the Contributed Shares would be deemed to be restricted by, or require as a condition precedent to such contribution, any consent or additional documentation, pursuant to the Articles or the Company Shareholders’ Agreement, by the Company, its board of directors or the shareholders of the Company, each Holder who is a shareholder of the Company and party to the Company Shareholders’ Agreement shall be deemed to have given such consent and agreed to the waiver of any other conditions precedent to the transfer of the Contributed Shares to Parent.

(b) Termination. The Parties acknowledge and agree that the Company Shareholders’ Agreement is hereby terminated upon the execution of this Agreement for all purposes, and the Company Shareholders’ Agreement shall have no further force or effect and none of the parties thereto shall have any rights, obligations or liabilities thereunder or with respect thereto, notwithstanding anything in the Company Shareholders’ Agreement to the contrary; provided that, for the avoidance of doubt, such termination shall be expressly conditioned upon the contributions and exchanges set forth in Section 1.1 taking effect.

3.3 Agreements with respect to Taxation Matters.

(a) The Parties agree to treat the transactions set forth in this Agreement (the “Transactions”) as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and/or as an exchange described in Section 351(a) of the Code, and treat this Agreement as a “plan or reorganization” under Sections 368, 354 and 361 of the Code, and no Party shall make any representation to any tax authority or take any position on its federal, state local and foreign tax returns that is inconsistent with such treatment unless otherwise required by a final determination (as defined in Section 1313 of the Code). The Parent shall file the applicable statements that are required under Treasury Regulations 1.368-3 and, upon request, (i) each Holder shall reasonably cooperate and provide the Parent with the information necessary for such filing, and (ii) the Parent shall reasonably cooperate and provide the Holders with any information necessary for the filing of the statements required under Treasury Regulations 1.3683(b) and 1.1291-6(g).

(b) Upon the execution of this Agreement, each Holder shall provide the Parent with the applicable Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI (or any other applicable form W-8) or W-9, duly filled out and executed.

(c) The Parties mutually acknowledge that:

(i) No consideration other than Parent Stock will be paid in connection with the Transactions to the Holders in exchange for their Company Shares (or otherwise used to acquire any Company Shares), and no cash or other assets of the Company or the Parent will be used to pay any dissenting Holder (if any) in connection with the Contribution;

(ii) Each party to this Agreement will pay its respective expenses, if any, incurred in connection with the Transactions, provided that it is expected that certain expenses incurred by Parent in connection with the Transactions will be funded with distributions from the Company following the Effective Date;

(iii) Following the Transactions, Parent will own stock possessing at least 80% of the combined voting power of all classes of Company stock entitled to vote and at least 80% of the total number of shares of all other classes of Company stock. The Company has no plan or intention to issue additional shares of its stock before the Transaction;

(iv) The Parent and Company will not take (or permit to be taken on their behalf) any action that is intended to cause the Transactions to fail to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Code and there is no plan or intention by the Company or the Parent to liquidate or distribute substantially all of the assets of the Company to Parent (or otherwise elect to be treated as a disregarded entity) following, or in connection with, the Contribution;

(v) Neither the Parent nor the Company is (A) acquiring any indebtedness or any liability of any person in connection with the Transactions or (B) issuing any indebtedness or transferring any liability to any person in connection with the Transactions. No liabilities of any Holder are being extinguished or forgiven in connection with the Transactions;

(vi) The Parent Stock to be issued pursuant to the Transaction confers upon its holders the right to significant participation in the management and affairs of the Parent, including the ability to vote on the election of directors;

(vii) None of the Parent Stock that will be received by any stockholder-employee or stockholder-independent contractor of the Company pursuant to the Transaction represents separately bargained-for consideration which is allocable to any employment agreement or arrangement, it being understood that it is expected that Parent Stock will be exchanged for Company Shares issued upon exercise of outstanding Company Warrants;

(viii) Parent has been formed as a Delaware corporation for purposes of the Transaction, having, as of the time of the Transaction, no material assets and no liabilities, except for liabilities incurred prior to the Effective Date in connection with the Transactions;

(ix) The fair market value of Parent’s assets will exceed the amount of its liabilities immediately after the Transactions; and

(x) With respect to each Holder, as of the Effective Date, such Holder has no current plan or intention, contractual obligation, legally binding commitment, or similar obligation to transfer any Parent Stock received in the Contribution. It being understood that nothing in this representation shall prevent any Holder from selling any Parent Stock following the Effective Date or changing its plans or intentions following the Effective Date.

3.4 Agreements with respect to Company Investment Agreement.

(a) Immediately upon the Effective Date, each Holder who is a party to the Company Investment Agreement hereby (i) waives any rights such Holder may have pursuant to the Company Investment Agreement, other than rights pursuant to Clause 7 thereof and (ii) approves the termination of the Company Investment Agreement, other than with respect to Clause 7 thereof, which shall survive the termination of the Investment Agreement; provided, however, that for the avoidance of doubt, the representations and warranties referred to in Clause 7.1 of the Company Investment Agreement shall continue to be made as of the date referenced therein, and not as of the date of this Agreement.

3.5 Agreements with respect to Company Articles of Association.

(a) Consent to Transfer; Waiver of Provisions. To the extent that the contribution of the Contributed Shares would be deemed to be restricted by or require as a condition precedent any consent or additional documentation by virtue of the provisions of the Articles, each Holder and the board of directors of the Company shall be deemed to have given such consent and agreed to the waiver of any other conditions precedent to the transfer of the Contributed Shares to Parent.

ARTICLE IV

MISCELLANEOUS

4.1 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, constitutes the entire agreement and understanding of the Parties in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

4.2 Assignment. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, that the Parent or Company may assign their respective rights and obligations hereunder with the consent of each other and the holders of a majority of the Contributed Shares, or Parent Stock for which such shares are exchanged pursuant hereto.

4.3 Amendment. This Agreement may not be amended, modified or supplemented without the written consent of each of (i) the Company, (ii) Parent and (iii) the Requisite Investor Majority; provided, however, that no such amendment or waiver which disproportionately and materially adversely affects any one Party relative to the other Parties, shall be effective against such adversely affected Party without its consent.

4.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles, provided that mandatory Danish rules shall apply to the transfer of Company Shares and the assumption of Company Warrants.

4.5 Headings. Headings are for reference only and shall not in any manner affect the meaning or interpretation of this Agreement.

4.6 Effectiveness; Counterparts. This Agreement shall be effective as to the Company, Parent and each Holder as of the date first written above. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

COMPANY:

Hemab ApS

By:	/s/ Benny Sørensen
Name:	Benny Sørensen
Title:	Chief Executive Officer

By:
Name:	John Maraganore
Title:	Chair of Board of Directors

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

COMPANY:

Hemab ApS

By:
Name:	Benny Sørensen
Title:	Chief Executive Officer

By:	/s/ John Maraganore
Name:	John Maraganore
Title:	Chair of Board of Directors

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

PARENT:

Hemab Therapeutics Holdings, Inc.

By:	/s/ Benny Sørensen
Name:	Benny Sørensen
Title:	President

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

NOVO HOLDINGS A/S

By:	/s/ Jørgen Søberg Petersen
Name:	Jørgen Søberg Petersen
Title:	Senior Partner

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

HEALTHCAP VIII L.P.
through its investment manager HealthCap Investments S.A.

By:	/s/ Oern Stuge
Name:	Oern Stuge
Title:	Senior Advisor

By:	/s/ Fabrice Bernhard
Name:	Fabrice Bernhard
Title:	General manager

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

RA CAPITAL NEXUS FUND II, L.P.

By: RA Capital Nexus Fund II GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

RA CAPITAL NEXUS FUND IV, L.P.

By: RA Capital Nexus Fund IV GP, LLC
Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

AI DEN-MAB LLC

By ACCESS INDUSTRIES MANAGEMENT, LLC,
its manager

By:	/s/ John McDonough
Name:	John McDonough
Title:	Executive Vice President

By:	/s/ Peter L. Thorén
Name:	Peter L. Thorén
Title:	Executive Vice President

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

AVORO VENTURES FUND L.P.

By: Avoro Ventures LLC,
its Investment Manager

By:	/s/ Scott Epstein
Name:	Scott Epstein
Title:	Partner, Chief Operating Officer & Chief Compliance Officer

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Authorized Person

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

INVUS PUBLIC EQUITIES, L.P.

By:	/s/ Raymond Debbane
Name:	Raymond Debbane
Title:	President of its General Partner

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

ROCK SPRINGS CAPITAL MASTER FUND LP

By: Rock Springs General Partner LLC,
its general partner

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

FOUR PINES MASTER FUND LP

By: Four Pines General Partner LLC,
its general partner

By:	/s/ Kris Jenner
Name:	Kris Jenner
Title:	Member

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

MAJ INVEST MINORITIES I K/S

By:	/s/ Jannick Dam Mortensen
Name:	Jannick Dam Mortensen
Title:	Partner

By:	/s/ Eva Buciek Foss
Name:	Eva Buciek Foss
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

John Maraganore

By:	/s/ John Maraganore
Name:	John Maraganore

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

SOFINNOVA CROSSOVER II SLP

By:	/s/ Joseph Anderson
Name:	Joseph Anderson
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

SMALLCAP WORLD FUND, INC.

By: Capital Research and Management Company,
as investment adviser for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Jae W. Chung
Name:	Jae W. Chung
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

AL-RAYYAN HOLDING LLC

By:	/s/ Ahmad Mohammed Al-Khanji
Name:	Ahmad Mohammed Al-Khanji
Title:	Director

[SIGNATURE PAGE TO SHARE CONTRIBUTION AND EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

AVORO LIFE SCIENCE FUND LLC

By: Avoro Capital Advisors LLC,
its Investment Manager

By:	/s/ Scott Epstein
Name:	Scott Epstein
Title:	Partner, Chief Operating Officer & Chief Compliance Officer

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

DEEP TRACK SPECIAL OPPORTUNITIES FUND, LP

By:	/s/ Nir Messafi
Name:	Nir Messafi
Title:	Authorized Person

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

MAJ INVEST MINORITIES II K/S

By:	/s/ Jannick Dam Mortensen
Name:	Jannick Dam Mortensen
Title:	Partner

By:	/s/ Eva Buciek Foss
Name:	Eva Buciek Foss
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

EBUMAB HOLDING APS

By:	/s/ Johan Faber
Name:	Johan Faber
Title:	Director – Founder

By:
Name:	Hans Wandall
Title:

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

EBUMAB HOLDING APS

By:
Name:	Johan Faber
Title:

By:	/s/ Hans Wandall
Name:	Hans Wandall
Title:	Chairman

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

GV1 HOLDING APS

By:	/s/ Søren Bjørn
Name:	Søren Bjørn
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

WANDALL HOLDING APS

By:	/s/ Hans Wandall
Name:	Hans Wandall
Title:	Chairman

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

JOHAN H. FABER APS

By:	/s/ Johan Faber
Name:	Johan Faber
Title:	Director – Founder

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

BATCHELOR HOLDING APS

By:	/s/ Thomas Dal Stenfeldt Batchelor
Name:	Thomas Dal Stenfeldt Batchelor
Title:	SVP, Novonesis

IN WITNESS WHEREOF, the parties have executed this Share Contribution and Exchange Agreement as of the date first written above.

HOLDERS:

MABE INVEST APS

By:	/s/ Mads Nikolaj Behrndt-Eriksen
Name:	Mads Nikolaj Behrndt-Eriksen
Title:	Director

Schedule I

Schedule II

Exhibit A

Amended and Restated Certificate of Incorporation

Exhibit B

Investors’ Rights Agreement

Exhibit C

Voting Agreement

Exhibit D

Right of First Refusal and Co-Sale Agreement